EXHIBIT 10.2

PIONEER NATURAL RESOURCES COMPANY
INDEMNIFICATION AGREEMENT
This Agreement (“Agreement”) is made and entered into as of the 18th day of July, 2022, by and between Pioneer Natural Resources Company, a Delaware corporation (the “Company”), and Jacinto J. Hernandez (“Indemnitee”).
RECITALS
A.    Highly competent and experienced persons are reluctant to serve corporations as directors, executive officers or in other capacities unless they are provided with adequate protection through insurance and indemnification against claims and actions against them arising out of their service to and activities on behalf of the Company.
B.    The Board of Directors of the Company (the “Board”) has determined that the inability to attract and retain such persons would be detrimental to the best interests of the Company and its stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future.
C.    The Board has also determined that it is reasonable, prudent and necessary for the Company, in addition to purchasing and maintaining directors’ and officers’ liability insurance (or otherwise providing for adequate arrangements of self-insurance), to contractually obligate itself to indemnify, hold harmless, and exonerate and to advance expenses on behalf of such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be adequately protected.
D.    Indemnitee is willing to serve, to continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified to the fullest extent permitted by law.
E.    Article Twelfth of the Amended and Restated Certificate of Incorporation of the Company (as it may be amended or restated from time to time, the “Certificate of Incorporation”) provides for indemnification of directors and officers to the fullest extent permitted by law.
F.    This Agreement is supplemental to and in furtherance of the Certificate of Incorporation and any resolutions adopted pursuant thereto, as well as any rights of Indemnitee under any directors’ and officers’ liability insurance policy, and this Agreement shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.
In consideration of the foregoing and the mutual covenants herein contained, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

Certain Definitions
As used herein, the following words and terms shall have the following respective meanings (whether singular or plural):
“Change in Control” means the occurrence of any of the following events:
(i)    The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (x) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then outstanding Voting Securities of the Company (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Subparagraph (i), any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of paragraph (iii) below shall not constitute a Change of Control; or
(ii)    Members of the Incumbent Board cease for any reason to constitute at least a majority of the Board; or
(iii)    Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common equity and the combined voting power of the then outstanding Voting Securities of the entity resulting from such Business Combination (including an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the entity resulting from such Business Combination) beneficially owns, directly or indirectly, 40% or more of, respectively, the then outstanding shares of common equity of the entity resulting from such Business Combination or the combined voting power of the then outstanding Voting Securities of such entity except to the extent that such ownership results solely from ownership of the Company that existed prior to the Business Combination and (C) at least a majority of the members of the board of directors or other similar governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(iv)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
“Claim” means an actual or threatened claim or request for relief that was, is or may be made by reason of anything done or not done by Indemnitee in, or by reason of any event or occurrence related to, Indemnitee’s Corporate Status.
“Corporate Status” means the status of a person who is, becomes or was a director, officer, employee, agent or fiduciary of the Company or is, becomes or was serving at the request of the Company as a director, officer, partner, member, venturer, proprietor, trustee, employee, agent, fiduciary or similar functionary of another foreign or domestic corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise. For purposes of this Agreement, the Company agrees that Indemnitee’s service on behalf of or with respect to any Subsidiary of the Company shall be deemed to be at the request of the Company.
“DGCL” means the General Corporation Law of the State of Delaware and any successor statute thereto, as either of them may from time to time be amended.
“Disinterested Director” with respect to any request by Indemnitee for indemnification hereunder, means a director of the Company who at the time of the vote is not a named defendant or respondent in the Proceeding in respect of which indemnification is sought by Indemnitee.
“Exchange Act” means the Securities Exchange Act of 1934.
“Expenses” means all attorneys’ fees and disbursements, retainers, accountants’ fees and disbursements, private investigator fees and disbursements, other professionals’ fees and disbursements, court costs, transcript costs, fees and expenses of experts, witness fees and expenses, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, penalties and all other disbursements, costs or expenses of the types customarily incurred in connection with prosecuting, defending (including affirmative defenses and counterclaims), preparing to prosecute or defend, investigating, being or preparing to be a witness in, or participating in or preparing to participate in a Proceeding and all interest or finance charges attributable to any thereof. Without limiting the foregoing, “Expenses” also shall include Expenses incurred in connection with any appeal resulting from any Proceeding (as defined below), including the principal, premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Should any payments by the Company under this Agreement be determined to be subject to any federal, state or local income or excise tax, “Expenses” shall also include such amounts as are necessary to place Indemnitee in the same after-tax position (after giving effect to all applicable taxes) as Indemnitee would have been in had no such tax been determined to apply to such payments. Also, in this Agreement “witness” includes responding (or objecting) to a discovery request, whether in writing or in an oral deposition, in any Proceeding.
“Incumbent Board” means the individuals who, as of the date of this Agreement, constitute the Board and any other individual who becomes a director of the Company after that date and whose election or appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board.
“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither contemporaneously is, nor in the five years theretofore has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than as Independent Counsel under this Agreement or similar agreements), (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder, or (iii) the beneficial owner, directly or indirectly, of securities of the Company representing 5% or more of the combined voting power of the Company’s then outstanding Voting Securities (other than, in each such case, with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements). Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
“Independent Directors” means the directors on the Board who are independent directors as defined in Section 303A of the New York Stock Exchange Listed Company Manual or successor provision, or, if the Company’s common stock is not then quoted on the NYSE, who qualify as independent, disinterested, or a similar term as defined in the rules of the principal securities exchange or inter-dealer quotation system on which the Company’s common stock is then listed or quoted.
“Person” means any individual, entity or group (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act).
“Potential Change in Control” shall be deemed to have occurred if (i) any Person shall have announced publicly an intention to effect a Change in Control, or commenced any action (such as the commencement of a tender offer for the Company’s common stock or the solicitation of proxies for the election of any of the Company’s directors) that, if successful, could reasonably be expected to result in the occurrence of a Change in Control; (ii) the Company enters into an agreement, the consummation of which would constitute a Change in Control; or (iii) any other event occurs that the Board declares to be a Potential Change of Control.
“Proceeding” means any threatened, pending or completed action, suit, arbitration, mediation, alternative dispute resolution mechanism, investigation, inquiry, administrative or legislative hearing, or any other proceeding (including any securities laws action, suit, arbitration, alternative dispute resolution mechanism, hearing or procedure) whether civil, criminal, administrative, arbitrative, regulatory or investigative (formal or informal) and whether or not based upon events occurring, or actions taken, before the date hereof; any appeal in or related to any such action, suit, arbitration, mediation, alternative dispute resolution mechanism, investigation, hearing or proceeding; and any inquiry or investigation (including discovery), whether conducted by or in the right of the Company or any other Person, that Indemnitee in good faith believes could lead to any such action, suit, arbitration, mediation, investigation, inquiry, alternative dispute resolution mechanism, hearing or other proceeding or appeal thereof.
“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.
“Voting Securities” means any securities that vote generally in the election of directors, in the admission of general partners, or in the selection of any other similar governing body.
ARTICLE II
Services by Indemnitee

Indemnitee is serving as a director of the Company. Indemnitee may from time to time also agree to serve, as the Company may request from time to time, in another capacity for the Company (including an officer position) or as a director, officer, partner, member, venturer, proprietor, trustee, employee, agent, fiduciary or similar functionary of another foreign or domestic corporation, partnership, joint venture, limited liability company, sole proprietorship, trust, employee benefit plan or other enterprise. Indemnitee and the Company each acknowledge that they have entered into this Agreement as a means of inducing Indemnitee to serve, or continue to serve, the Company in such capacities. Indemnitee may at any time and for any reason resign from such position or positions (subject to any other contractual obligation or any obligation imposed by operation of law). The Company shall have no obligation under this Agreement to continue Indemnitee in any such position or positions. This Agreement shall continue in full force and effect after Indemnitee has ceased to serve as an officer or director of the Company as provided in Section 7.5.
ARTICLE III

Indemnification
Section 3.1    General. Subject to the provisions set forth in Article IV, the Company shall indemnify, and advance Expenses to, Indemnitee as set forth in this Article III to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit. The other provisions set forth in this Agreement are provided in addition to and as a means of furtherance and implementation of, and not in limitation of, the obligations expressed in this Article III. No requirement, condition to or limitation of any right to indemnification or to advancement of Expenses under this Article III shall in any way limit the rights of Indemnitee under Article VII.
Section 3.2    Indemnification in Third-Party Proceedings. To the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit, the Company shall indemnify, hold harmless, and exonerate Indemnitee if, by reason of anything done or not done by Indemnitee in, or by reason of, Indemnitee’s Corporate Status, Indemnitee is, was or becomes, or is threatened to be made, a party to, or witness or other participant in, any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3.2, Indemnitee shall be indemnified against any and all Expenses, judgments, penalties (including excise or similar taxes), fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any such Expenses, judgments, penalties, fines and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any Claim, issue or matter therein. Notwithstanding the foregoing, the obligations of the Company under this Section 3.2 shall be subject to the condition that no determination (which, in any case in which Independent Counsel is involved, shall be in a form of a written opinion) shall have been made pursuant to Article IV that Indemnitee would not be permitted to be indemnified under applicable law. Nothing in this Section 3.2 shall limit the benefits of Section 3.1, Section 3.4 or any other Section hereunder.
Section 3.3    Indemnification in Proceedings By or In the Right of the Company. To the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit, the Company shall indemnify, hold harmless, and exonerate Indemnitee if, by reason of anything done or not done by Indemnitee in, or by reason of, Indemnitee’s Corporate Status, Indemnitee is, was or becomes, or is threatened to be made, a party to, or witness or other participant in, any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3.3, Indemnitee shall be indemnified against any and all Expenses and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any such Expenses and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any Claim, issue or matter therein. No indemnification, hold harmless or exoneration for Expenses or amounts paid in settlement shall be made under this Section 3.3 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that any court in which the Proceeding was brought or the Delaware Court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification, to be held harmless or to exoneration. Notwithstanding the foregoing, the obligations of the Company under this Section 3.3 shall be subject to the condition that no determination (which, in any case in which Independent Counsel is involved, shall be in a form of a written opinion) shall have been made pursuant to Article IV that Indemnitee would not be permitted to be indemnified under applicable law. Nothing in this Section 3.3 shall limit the benefits of Section 3.1, Section 3.4 or any other Section hereunder.
Section 3.4    Advancement of Expenses. The Company shall pay all Expenses reasonably incurred by, or in the case of retainers to be incurred by, or on behalf of Indemnitee (or, if applicable, reimburse Indemnitee for any and all Expenses reasonably incurred by Indemnitee and previously paid by Indemnitee) in connection with any Claim or Proceeding, whether brought by or in the right of the Company or otherwise, in advance of any determination respecting entitlement to indemnification pursuant to Article IV hereof (and shall continue to pay such Expenses after such determination and until it shall ultimately be determined (in a final adjudication by a court from which there is no further right of appeal or in a final adjudication of an arbitration pursuant to Section 5.1 if Indemnitee elects to seek such arbitration) that Indemnitee is not entitled to be indemnified by the Company against such Expenses) within 10 days after the receipt by the Company of (a) a written request from Indemnitee requesting such payment or payments from time to time, whether prior to or after final disposition of such Claim or Proceeding, and (b) a written affirmation from Indemnitee of Indemnitee’s good faith belief that Indemnitee has met the standard of conduct necessary for Indemnitee to be permitted to be indemnified under applicable law. Any such payment by the Company is referred to in this Agreement as an “Expense Advance.” In connection with any request for an Expense Advance, if requested by the Company, Indemnitee or Indemnitee’s counsel shall also submit an affidavit stating that the Expenses incurred were, or in the case of retainers to be incurred are, reasonably incurred. Any dispute as to the reasonableness of the incurrence of any Expense shall not delay an Expense Advance by the Company, and the Company agrees that any such dispute shall be resolved only upon the disposition or conclusion of the underlying Claim against Indemnitee. Indemnitee hereby undertakes and agrees that Indemnitee will reimburse and repay the Company without interest for any Expense Advances to the extent that it shall ultimately be determined (in a final adjudication by a court from which there is no further right of appeal or in a final adjudication of an arbitration pursuant to Section 5.1 if Indemnitee elects to seek such arbitration) that Indemnitee is not entitled to be indemnified by the Company against such Expenses. Indemnitee shall not be required to provide collateral or otherwise secure the undertaking and agreement described in the prior sentence. The Company shall make all Expense Advances pursuant to this Section 3.4 without regard to the financial ability of Indemnitee to make repayment and without regard to the prospect of whether Indemnitee may ultimately be found to be entitled to indemnification under the provisions of this Agreement.
Section 3.5    Indemnification for Additional Expenses. The Company shall indemnify Indemnitee against any and all costs and expenses (of the types described in the definition of Expenses in Article I) and, if requested by Indemnitee, shall (within two business days of that request) advance those costs and expenses to Indemnitee, that are incurred by Indemnitee in connection with any claim asserted against, or action brought by, Indemnitee for (i) indemnification or an Expense Advance by the Company under this Agreement or any other agreement or provision of the Company’s Certificate of Incorporation or the Company’s Fifth Amended and Restated Bylaws (as they may be amended or restated from time to time, the “Bylaws”) now or hereafter in effect relating to any Claim or Proceeding, (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, or (iii) enforcement of, or claims for breaches of, any provision of this Agreement, in each of the foregoing situations regardless of whether Indemnitee ultimately is determined to be entitled to that indemnification, Expense Advance payment, insurance recovery, enforcement, or damage claim, as the case may be, and regardless of whether the nature of the proceeding with respect to such matters is judicial, by arbitration, or otherwise.

Section 3.6    Indemnification for Expenses of a Party Who Is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee was or is, by reason of Indemnitee’s Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. If Indemnitee is not wholly successful in such Proceeding, the Company also shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue or matter on which Indemnitee was successful. For purposes of this Section 3.6 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
Section 3.7    Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties, and amounts paid in settlement of a Claim or Proceeding but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.
ARTICLE IV

Procedure for Determination of Entitlement
to Indemnification
Section 4.1    Request by Indemnitee. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request in accordance with Section 7.6, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary or an Assistant Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. Nevertheless, any failure of Indemnitee to provide a request to the Company, or to provide such a request timely, shall not relieve the Company of any obligation that it may have to Indemnitee hereunder except, and to the extent that, such failure actually and materially prejudices the interests of the Company.
Section 4.2    Determination of Request. Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 4.1 hereof, a determination, if required by applicable law, with respect to whether Indemnitee is permitted under applicable law to be indemnified shall be made, in accordance with the terms of Section 4.5, in the specific case as follows:
(a)    If a Potential Change in Control or a Change in Control shall have occurred, by Independent Counsel (selected in accordance with Section 4.3) in a written opinion to the Board and Indemnitee, unless Indemnitee shall request that such determination be made by the Board, or a committee of the Board, in which case by the person or persons or in the manner provided for in clause (i) or (ii) of paragraph (b) below; or

(b)    If a Potential Change in Control or a Change in Control shall not have occurred, (i) by the Board by a majority vote of the Disinterested Directors even though less than a quorum of the Board, (ii) by a majority vote of a committee solely of two or more Disinterested Directors designated to act in the matter by a majority vote of all Disinterested Directors even though less than a quorum of the Board, (iii) by Independent Counsel selected by the Board or a committee of the Board by a vote as set forth in clauses (i) or (ii) of this paragraph (b), or if such vote is not obtainable or such a committee cannot be established, by a majority vote of all directors, or (iv) if Indemnitee and the Company agree, by the stockholders of the Company in a vote that excludes the shares held by directors who are not Disinterested Directors.
If it is so determined that Indemnitee is permitted to be indemnified under applicable law, payment to Indemnitee shall be made within 10 days after such determination. Nothing contained in this Agreement shall require that any determination be made under this Section 4.2 prior to the disposition or conclusion of a Claim or Proceeding against Indemnitee; provided, however, that Expense Advances shall continue to be made by the Company pursuant to, and to the extent required by, the provisions of Article III. Indemnitee shall reasonably cooperate with the person or persons making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person or persons making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Company shall indemnify and hold harmless Indemnitee therefrom.
Section 4.3    Independent Counsel. If a Potential Change in Control or a Change in Control shall not have occurred and the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board or (b) if there are no Disinterested Directors, by a majority vote of the Board, and the Company shall give written notice to Indemnitee, within 10 days after receipt by the Company of Indemnitee’s request for indemnification, specifying the identity and address of the Independent Counsel so selected. If a Potential Change in Control or a Change in Control shall have occurred and the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company, within 10 days after submission of Indemnitee’s request for indemnification, specifying the identity and address of the Independent Counsel so selected (unless Indemnitee shall request that such selection be made by the Disinterested Directors or a committee of the Board, in which event the Company shall give written notice to Indemnitee within 10 days after receipt of Indemnitee’s request for the Board or a committee of the Disinterested Directors to make such selection, specifying the identity and address of the Independent Counsel so selected). In either event, (i) such notice to Indemnitee or the Company, as the case may be, shall be accompanied by a written affirmation of the Independent Counsel so selected that it satisfies the requirements of the definition of “Independent Counsel” in Article I and that it agrees to serve in such capacity and (ii) Indemnitee or the Company, as the case may be, may, within seven days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection. Any objection to the selection of Independent Counsel pursuant to this Section 4.3 may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of the definition of “Independent Counsel” in Article I, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is timely made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court of competent jurisdiction (the “Court”) has determined that such objection is without merit or such objection is withdrawn. In the event of a timely written objection to a choice of Independent Counsel, the party originally selecting the Independent Counsel shall have seven days to make an alternate selection of Independent Counsel and to give written notice of such selection to the other party, after which time such other party shall have five days to make a written objection to such alternate selection. If, within 30 days after submission of Indemnitee’s request for indemnification pursuant to Section 4.1, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court for resolution of any objection that shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under Section 4.2. The Company shall pay any and all fees of, and expenses reasonably incurred by, such Independent Counsel in connection with acting pursuant to Section 4.2, and the Company shall pay all fees and expenses reasonably incurred incident to the procedures of this Section 4.3, regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 5.1, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
Section 4.4    Establishment of a Trust. In the event of a Potential Change in Control or a Change in Control, the Company shall, upon written request by Indemnitee, create a trust for the benefit of Indemnitee (the “Trust”) and from time to time upon written request of Indemnitee shall fund the Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, and defending any Claim, and any and all judgments, fines, penalties, and settlement amounts of any and all Claims from time to time actually paid or claimed, reasonably anticipated, or proposed to be paid. The amount to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Independent Counsel (or other person(s) making the determination of whether Indemnitee is permitted to be indemnified by applicable law). The terms of the Trust shall provide that, upon a Change in Control, (i) the Trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee; (ii) the trustee of the Trust shall advance to Indemnitee, within ten days of a request by Indemnitee, any and all Expenses reasonably incurred by, or in case of retainer to be incurred by, or on behalf of Indemnitee (or, if applicable, reimburse Indemnitee for any Expense reasonably incurred by Indemnitee and previously paid by Indemnitee), with any required determination concerning the reasonableness of the Expenses to be made by the Independent Counsel (and Indemnitee hereby agrees to reimburse the Trust under the circumstances in which Indemnitee would be required to reimburse the Company for Expense Advances under Section 3.4 of this Agreement); (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above; (iv) the trustee of the Trust shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to Expense Advances and indemnification pursuant to this Agreement; and (v) all unexpended funds in the Trust shall revert to the Company upon a final determination by the Independent Counsel or the Court, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement. The trustee of the Trust shall be chosen by Indemnitee and shall be an institution that is not affiliated with Indemnitee. Nothing in this Section 4.4 shall relieve the Company of any of its obligations under this Agreement.
Section 4.5    Presumptions and Effect of Certain Proceedings.
(a)Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a request for indemnification under Section 4.1, and the Company shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption. Such presumption shall be used by Independent Counsel (or other person or persons determining entitlement to indemnification) as a basis for a determination of entitlement to indemnification unless the Company provides information sufficient to overcome such presumption by clear and convincing evidence or unless the investigation, review and analysis of Independent Counsel (or such other person or persons) convinces Independent Counsel by clear and convincing evidence that the presumption should not apply.
(b)If the person or persons empowered or selected under Article IV of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Company of the request by Indemnitee therefor, the determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating to such determination; and provided, further, that the 60-day limitation set forth in this Section 4.5(b) shall not apply and such period shall be extended as necessary (i) if within 30 days after receipt by the Company of the request for indemnification under Section 4.1 Indemnitee and the Company have agreed, and the Board has resolved, to submit such determination to the stockholders of the Company pursuant to Section 4.2(b) for their consideration at an annual meeting of stockholders to be held within 90 days after such agreement and such determination is made thereat, or at a special meeting of stockholders that is called within 30 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4.2(a) of this Agreement, in which case the applicable period shall be as set forth in Section 5.1(c).
(c)The termination of any Proceeding or of any Claim, issue or matter by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) by itself adversely affect the rights of Indemnitee to indemnification or create a presumption that Indemnitee failed to meet any particular standard of conduct, that Indemnitee had any particular belief, or that a court has determined that indemnification is not permitted by applicable law. Indemnitee shall be deemed to have been found liable in respect of any Claim, issue or matter only after Indemnitee shall have been so adjudged by the Court after exhaustion of all appeals therefrom.
(d)For purposes of Section 3.6, a settlement or other resolution of a Proceeding short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. For purposes of Section 3.6, in the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including settlement of such Proceeding with or without payment of money or other consideration), it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof by clear and convincing evidence.
(e)The failure of the Company (including by its directors or Independent Counsel) to have made a determination before the commencement of any action pursuant to this Agreement that indemnification is proper because Indemnitee has met the applicable standard of conduct shall not be a defense to the action or create a presumption that Indemnitee has not met the standard of conduct.

ARTICLE V

Certain Remedies of Indemnitee
Section 5.1    Indemnitee Entitled to Adjudication in an Appropriate Court. If (a) a determination is made pursuant to Article IV that Indemnitee is not entitled to indemnification under this Agreement; (b) there has been any failure by the Company to make timely payment or advancement of any amounts due hereunder (including any Expense Advances); or (c) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4.2 and such determination shall not have been made and delivered in a written opinion within 90 days after the latest of (i) such Independent Counsel’s being appointed, (ii) the overruling by the Court of objections to such counsel’s selection, or (iii) expiration of all periods for the Company or Indemnitee to object to such counsel’s selection, Indemnitee shall be entitled to commence an action seeking an adjudication in the Court of Indemnitee’s entitlement to such indemnification or advancements due hereunder, including Expense Advances. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial arbitration rules of the American Arbitration Association. Indemnitee shall commence such action seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such action pursuant to this Section 5.1, or such right shall expire. The Company agrees not to oppose Indemnitee’s right to seek any such adjudication or award in arbitration and it shall continue to pay Expense Advances pursuant to Section 3.4 until it shall ultimately be determined (in a final adjudication by a court from which there is no further right of appeal or in a final adjudication of an arbitration pursuant to this Section 5.1 if Indemnitee elects to seek such arbitration) that Indemnitee is not entitled to be indemnified by the Company against such Expenses.
Section 5.2    Adverse Determination Not to Affect any Judicial Proceeding. If a determination shall have been made pursuant to Article IV that Indemnitee is not entitled to indemnification under this Agreement, any judicial proceeding or arbitration commenced pursuant to this Article V shall be conducted in all respects as a de novo trial or arbitration on the merits, and Indemnitee shall not be prejudiced by reason of such initial adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Article V, Indemnitee shall be presumed to be entitled to indemnification or advancement of Expenses, as the case may be, under this Agreement and the Company shall have the burden of proof in overcoming such presumption and to show by clear and convincing evidence that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.
Section 5.3    Company Bound by Determination Favorable to Indemnitee in any Judicial Proceeding or Arbitration. If a determination shall have been made or deemed to have been made pursuant to Article IV that Indemnitee is entitled to indemnification, the Company shall be irrevocably bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Article V, and shall be precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable.
Section 5.4    Company Bound by the Agreement. The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Article V that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. Without limiting the generality of the preceding sentence, the Company shall not seek from a court, or agree to, a “bar order” that would have the effect of prohibiting or limiting Indemnitee’s rights to advancement of any Expenses under this Agreement.

ARTICLE VI

Contribution
Section 6.1    Contribution Payment.
(a)    To the fullest extent permitted by law, whether or not the indemnification provided in Article III hereof is available, in respect of any threatened, pending or completed action, suit or Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, or Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any action, suit or Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.
(b)    Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or Proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such action, suit or Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such Expenses, judgments, fines or settlement amounts, as well as any other equitable considerations that applicable law may require to be considered.
(c)    The Company hereby agrees, to the fullest extent permitted by applicable law, to fully indemnify and hold Indemnitee harmless from any claims of contribution that may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.
(d)    To the fullest extent permissible under applicable law and without diminishing or impairing the obligations of the Company set forth in the preceding subparagraphs of this Section 6.1, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).
Section 6.2    Relative Fault. The relative fault of Indemnitee, on the one hand, and of the Company and any and all other parties (including officers and directors of the Company other than Indemnitee) who may be at fault with respect to such matter shall be determined (i) by reference to the relative fault of Indemnitee as determined by the court or other governmental agency assessing the contribution amounts or (ii) to the extent such court or other governmental agency does not apportion relative fault, by the Independent Counsel (or such other party that makes a determination under Article IV) after giving effect to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, the degree to which their conduct is active or passive, the degree of the knowledge, access to information, and opportunity to prevent or correct the subject matter of the Proceedings and other relevant equitable considerations of each party. The Company and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 6.2 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 6.2.
ARTICLE VII

Miscellaneous
Section 7.1    Non-Exclusivity. The rights of Indemnitee to receive indemnification and Expense Advances under this Agreement shall be in addition to, and shall not be deemed exclusive of, any other rights that Indemnitee may be entitled to under the DGCL or other applicable law, the Certificate of Incorporation or Bylaws, any other agreement, vote of stockholders or a resolution of directors, or otherwise. Every other right or remedy of Indemnitee shall be cumulative of the rights and remedies granted Indemnitee hereunder. No amendment or alteration of the Certificate of Incorporation or Bylaws or any provision thereof shall adversely affect Indemnitee’s rights hereunder, and such rights shall be in addition to any rights Indemnitee may have under the Certificate of Incorporation, Bylaws and the DGCL or other applicable law. To the extent that there is a change in the DGCL or other applicable law (whether by statute or judicial decision) that allows greater indemnification by agreement than would be afforded currently under the Certificate of Incorporation or Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by virtue of this Agreement the greater benefit so afforded by such change. Any amendment, alteration or repeal of the DGCL that adversely affects any right of Indemnitee shall be prospective only and shall not limit or eliminate any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place before the effective date of such amendment or repeal. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
Section 7.2    Insurance and Subrogation.
(a)    To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company or for individuals serving at the request of the Company as directors, officers, partners, members, venturers, proprietors, trustees, employees, agents, fiduciaries or similar functionaries of another foreign or domestic corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, agent or fiduciary under such policy or policies;

provided, however, that the Company shall not be in breach of this Section 7.2(a) by reason of obtaining any independent director liability insurance policies. If, at the time of the receipt of notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such claim or of the commencement of a Proceeding, as the case may be, to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.
(b)    In the event of any payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights, provided that all Expenses relating to such action shall be borne by the Company.
(c)    The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under the Certificate of Incorporation or Bylaws or any insurance policy, contract, agreement or otherwise.
(d)    If Indemnitee is a director of the Company, the Company will advise the Board of any proposed material reduction in the amount of coverage limits for Indemnitee to be provided by the Company’s directors’ and officers’ liability insurance policy and will not effect such a reduction with respect to Indemnitee without the prior approval of at least 80% of the Independent Directors of the Company.
(e)    If Indemnitee is a director of the Company during the term of this Agreement and if Indemnitee ceases to be a director of the Company for any reason, the Company shall procure a run-off directors’ and officers’ liability insurance policy with respect to claims arising from facts or events that occurred before the time Indemnitee ceased to be a director of the Company and covering Indemnitee, which policy, without any lapse in coverage, will provide coverage for a period of six years after the time Indemnitee ceased to be a director of the Company and will provide coverage (including amount and type of coverage and size of deductibles) that are substantially comparable to the Company’s directors’ and officers’ liability insurance policy that was most protective of Indemnitee in the 12 months preceding the time Indemnitee ceased to be a director of the Company; provided, however, that:
(i)    this obligation shall be suspended during the period immediately following the time Indemnitee ceases to be a director of the Company if and only so long as the Company has a directors’ and officers’ liability insurance policy in effect covering Indemnitee for such claims that, if it were a run-off policy, would meet or exceed the foregoing standards, but in any event this suspension period shall end when a Change in Control occurs; and
(ii)    no later than the end of the suspension period provided in the preceding clause (i) (whether because of failure to have a policy meeting the foregoing standards or because a Change in Control occurs), the Company shall procure a run-off directors’ and officers’ liability insurance policy meeting the foregoing standards and lasting for the remainder of the six-year period.

(f)    Notwithstanding the preceding clause (e) including the suspension provisions therein, if Indemnitee ceases to be an officer or a director of the Company in connection with a Change in Control or at or during the one-year period following the occurrence of a Change in Control, the Company shall procure a run-off directors’ and officers’ liability insurance policy covering Indemnitee and meeting the foregoing standards in clause (e) and lasting for a six-year period upon Indemnitee’s ceasing to be an officer or a director of the Company in such circumstances.
(g)    If at the time of the receipt of a notice of a Claim or Proceeding pursuant to the terms hereof, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of such Claim or Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Claim or Proceeding in accordance with the terms of such policies.
Section 7.3    Self Insurance of the Company; Other Arrangements. The parties hereto recognize that the Company may, but except as provided in Section 7.2(d), Section 7.2(e), and Section 7.2(f) is not required to, procure or maintain insurance or other similar arrangements, at its expense, to protect itself and any person, including Indemnitee, who is or was a director, officer, employee, agent or fiduciary of the Company or who is or was serving at the request of the Company as a director, officer, partner, member, venturer, proprietor, trustee, employee, agent, fiduciary or similar functionary of another foreign or domestic corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss asserted against or incurred by such person, in such a capacity or arising out of the person’s status as such a person, whether or not the Company would have the power to indemnify such person against such expense or liability or loss.
Except as provided in Section 7.2(d), Section 7.2(e) and Section 7.2(f), in considering the cost and availability of such insurance, the Company (through the exercise of the business judgment of its directors and officers) may, from time to time, purchase insurance that provides for certain (i) deductibles or retentions, (ii) limits on payments required to be made by the insurer, or (iii) coverage that may not be as comprehensive as that previously included in insurance purchased by the Company or its predecessors. The purchase of insurance with deductibles or retentions, limits on payments and coverage exclusions, even if in the best interest of the Company, may not be in the best interest of Indemnitee. As to the Company, purchasing insurance with deductibles or retentions, limits on payments and coverage exclusions is similar to the Company’s practice of self-insurance in other areas. In order to protect Indemnitee who would otherwise be more fully or entirely covered under such policies, the Company shall, to the maximum extent permitted by applicable law, indemnify and hold Indemnitee harmless to the extent (i) of such deductibles or retentions and (ii) of amounts exceeding payments made by an insurer, if by reason of Indemnitee’s Corporate Status Indemnitee is or is threatened to be made a party to any Proceeding. The obligation of the Company in the preceding sentence shall be without regard to whether the Company would otherwise be required to indemnify such officer or director under the other provisions of this Agreement, or under any law, agreement, vote of stockholders or directors or other arrangement. Without limiting the generality of any provision of this Agreement, the procedures in Article IV hereof shall, to the extent applicable, be used for determining entitlement to indemnification under this Section 7.3.
Section 7.4    Certain Settlement Provisions. The Company shall have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of a Proceeding or Claim without the Company’s prior written consent. The Company shall not settle any Proceeding or Claim in any manner that would impose any fine or other obligation on

Indemnitee without Indemnitee’s prior written consent. Neither the Company nor Indemnitee shall unreasonably withhold their consent to any proposed settlement.
Section 7.5    Duration of Agreement. This Agreement shall continue for so long as Indemnitee serves as a director, officer, employee, agent or fiduciary of the Company or, at the request of the Company, as a director, officer, partner, member, venturer, proprietor, trustee, employee, agent, fiduciary or similar functionary of another foreign or domestic corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Article V of this Agreement) by reason of Indemnitee’s Corporate Status, whether or not Indemnitee is acting in any such capacity at the time any liability or expense is incurred for which indemnification or advancement can be provided under this Agreement.
Section 7.6    Notice by Each Party. Indemnitee shall promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document or communication relating to any Proceeding or Claim for which Indemnitee may be entitled to indemnification or advancement of Expenses hereunder; provided, however, that any failure of Indemnitee to so notify the Company shall not adversely affect Indemnitee’s rights under this Agreement except to the extent the Company shall have been materially prejudiced as a direct result of such failure. The Company shall promptly notify Indemnitee in writing as to the pendency of any Proceeding or Claim that may involve a claim against Indemnitee for which Indemnitee may be entitled to indemnification or advancement of Expenses hereunder.
Section 7.7    Amendment. This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties hereto.
Section 7.8    Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only by a writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.
Section 7.9    Entire Agreement. This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby, including any prior indemnification agreements, are expressly superseded and replaced by this Agreement.
Section 7.10    Severability. If any provision of this Agreement (including any provision within a single section, paragraph or sentence) or the application of such provision to any Person or circumstance, shall be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement or affect the application of such provision to other Persons or circumstances, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent, or if such modification is not possible, by substituting therefor another provision that is valid, legal and enforceable and that achieves the same objective. Any such finding of invalidity or unenforceability shall not prevent the enforcement of such provision in any other jurisdiction to the maximum extent permitted by applicable law.
Section 7.11    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter’s confirmation of a receipt of a facsimile transmission if during normal business hours of the recipient, otherwise on the next business day, (b) confirmed delivery of a standard overnight courier or when delivered by hand or (c) the expiration of five business days after the date mailed by certified or registered mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice):
If to the Company, to it at:

    Pioneer Natural Resources Company
    777 Hidden Ridge
    Irving, Texas 75038-3802
    Attn: Corporate Secretary
    Facsimile: (972) 969-3552

If to Indemnitee, to Indemnitee at:

    2020 Cummings Lane
    Los Angeles, CA 90027

or to such other address or to such other individuals as any party shall have last designated by notice to the other parties. All notices and other communications given to any party in accordance with the provisions of this Agreement shall be deemed to have been given when delivered or sent to the intended recipient thereof in accordance with and as provided in the provisions of this Section 7.11.
Section 7.12    Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to the principles of conflict of laws.
Section 7.13    Certain Construction Rules.
(a)    The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used in this Agreement, unless otherwise provided to the contrary, (1) all references to days shall be deemed references to calendar days and (2) any reference to a “Section” or “Article” shall be deemed to refer to a section or article of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.
(b)    For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company that imposes duties on, or involves services by, such director, nominee, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Company” for purposes of this Agreement and the DGCL.
(c)    In the event of a merger, consolidation or amalgamation of the Company with or into any other entity, references to the “Company” shall include the entity surviving or resulting from the merger, consolidation or amalgamation as well as the Company, and Indemnitee shall stand in the same position under this Agreement with respect to the surviving or resulting entity as Indemnitee would stand with respect to the Company if its existence had continued upon and after the merger, consolidation or amalgamation.
Section 7.14    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.
Section 7.15    Certain Persons Not Entitled to Indemnification. In addition, the Company shall not be obligated pursuant to the terms of this Agreement:
(a)    To indemnify Indemnitee if (and to the extent that) a final decision by a court or arbitration body having jurisdiction in the matter shall determine that such indemnification is not lawful; or
(b)    To indemnify Indemnitee for the payment to the Company of profits pursuant to Section 16(b) of the Exchange Act, or Expenses incurred by Indemnitee for Proceedings in connection with such payment under Section 16(b) of the Exchange Act.
Section 7.16    Indemnification for Negligence, Gross Negligence, etc. Without limiting the generality of any other provision hereunder, it is the express intent of this Agreement that Indemnitee be indemnified and Expenses be advanced regardless of Indemnitee’s acts of negligence, gross negligence, intentional or willful misconduct to the extent that indemnification and advancement of Expenses is allowed pursuant to the terms of this Agreement and under applicable law.
Section 7.17    Mutual Acknowledgments. Both the Company and Indemnitee acknowledge that in certain instances, applicable law (including applicable federal law that may preempt or override applicable state law) or public policy may prohibit the Company from indemnifying the directors, officers, employees, agents or fiduciaries of the Company under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the U.S. Securities and Exchange Commission has taken the position that indemnification of directors, officers and controlling Persons of the Company for liabilities arising under federal securities laws is against public policy and, therefore, unenforceable. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the U.S. Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee. In addition, the Company and Indemnitee acknowledge that federal law prohibits indemnifications for certain violations of the Employee Retirement Income Security Act of 1974, as amended.

Section 7.18    Enforcement. The Company agrees that its execution of this Agreement shall constitute a stipulation by which it shall be irrevocably bound in any court or arbitration in which a proceeding by Indemnitee for enforcement of Indemnitee’s rights hereunder shall have been commenced, continued or appealed, that its obligations set forth in this Agreement are unique and special, and that failure of the Company to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy Indemnitee may have at law or in equity with respect to breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Company of its obligations under this Agreement. The Company agrees not to seek, and agrees to waive any requirement for the securing or posting of, a bond in connection with Indemnitee’s seeking or obtaining such relief.
Section 7.19    Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators, and legal representatives.
Section 7.20    Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against Indemnitee or Indemnitee’s spouse, heirs, executors, or personal or legal representatives after the expiration of one year from the date of accrual of that cause of action, and any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within that one-year period; provided, however, that for any claim based on Indemnitee’s breach of fiduciary duties to the Company or its stockholders, the period set forth in the preceding sentence shall be three years instead of one year; and provided, further, that, if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern.

[signatures on following page]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.
    PIONEER NATURAL RESOURCES COMPANY

    By:     /s/ Mark H. Kleinman
    Name:    Mark H. Kleinman
    Title:     Executive Vice President, General Counsel and Assistant Secretary

    INDEMNITEE:

    /s/ Jacinto J. Hernandez     ___________________
    Jacinto J. Hernandez